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                                                                      EXHIBIT 21



                            WASHINGTON MUTUAL, INC.

                               SUBSIDIARY LISTING

WASHINGTON MUTUAL BANK

Incorporated under the laws of the state of Washington

DBA:     Washington Mutual Bank
         Washington Mutual Savings Bank
         Enterprise Bank
         Western Bank

AMERICAN SAVINGS BANK, F.A.

Federally chartered under the laws of the United States
(Home office located in Stockton, California)

DBA:     American Savings Bank, F.A.
         American Savings Bank

WASHINGTON MUTUAL BANK FSB

Federally chartered under the laws of the United States
(Home office located in Lake Oswego, Oregon)

DBA:     Washington Mutual Bank fsb

WM LIFE INSURANCE COMPANY

Incorporated under the laws of the state of Arizona

DBA:     WM Life Insurance Company

ASB FINANCIAL SERVICES, INC.

Incorporated under the laws of the state of California

DBA:     ASB Financial Services, Inc.
         ASB Financial Services